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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): January 13, 2003

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

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Items 1 through 4, 6, 8, and 9 are not included because they are inapplicable.

This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based upon knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company.  Southern California Edison
Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events

                                  Recovery of PROACT and Proposed Rate Reductions

         On January 17, 2003, Southern California Edison Company ("SCE") filed with the California Public
Utilities Commission ("CPUC") a detailed plan outlining how customer rates could be reduced later in 2003 when
SCE expects to have completed recovery of uncollected procurement costs incurred on behalf of its customers during the California energy crisis.  Under a settlement agreement between SCE and the CPUC, these past procurement costs are recorded in a regulatory balancing account called the PROACT.  At December 31, 2002, the remaining PROACT balance to be recovered by SCE was $574 million.

         In its January 17 filing, SCE proposed that the CPUC apply rate reductions in the same manner it applied a series of rate surcharges during the height of the energy crisis in 2001--primarily to rates paid by business and higher-use residential customers.  If approved by the CPUC, the percentage reductions in rates after PROACT recovery is completed would be 8% for larger-use residential customers, 19% for small and medium business customers, and 26% for larger-use business customers.  SCE's press release discussing the rate reduction plan is attached as Exhibit 99.1.

         SCE has previously projected that it will recover the remaining balance of the PROACT by the end of
2003.  Based on decisions made by the CPUC at the end of 2002, SCE now believes it will recover PROACT by mid-2003.  There still exist material factors that could delay SCE's estimate of the timing of PROACT recovery.
The material factors affecting timing of PROACT recovery include:

o        the level of output of SCE's generating plants and contract power deliveries (for example, lower than forecasted output could slow PROACT recovery).

o        the outcome of issues currently being addressed in the CPUC's power procurement proceedings, including further adjustments to the CPUC-authorized allocation among the California utilities of power contracted by the California Department of Water Resources ("CDWR") for 2003 and the related CDWR revenue requirement impacts.

o        an increase by the CPUC in the charges SCE collects on behalf of the CDWR to service its bond and/or power procurement costs due either to an increase in CDWR's actual revenue requirement or to a change in SCE's percentage allocation (presently approximately 42% for power procurement and 44%
         for the bond charge), either of which could reduce funds available for PROACT recovery.  Under the terms of its settlement with the CPUC, SCE may request a rate adjustment if changes in CDWR charges reduce PROACT recovery; however, the timing of such an adjustment would be uncertain.

o        the level of retail electricity sales (for example, lower than forecasted sales would slow PROACT recovery).

o        the amount of (i) a regulatory asset that may be created in addition to the PROACT, but which would directly reduce the PROACT balance, to allow SCE to recover a portion of its procurement undercollection from "direct access" customers and (ii) the direct access "exit fees."  If the regulatory asset is created, recovery of the PROACT may be accelerated, however, depending upon the amount of "exit fees" recoverable by SCE, collection of the PROACT may be accelerated or slowed.

o        a decision by the CPUC to prevent SCE from recovering $209 million used to hedge natural gas price exposure associated with certain procurement contracts for 2002 and 2003.  This $209 million has been incorporated into SCE's current projection of the timing of PROACT recovery.  On January 13,
         2003 the CPUC released an administrative law judge's draft decision authorizing SCE to recover these costs.  Should the CPUC not adopt this decision, PROACT recovery would be accelerated and
         SCE would be forced to charge the $209 million against its earnings.

o        a decision by the CPUC, which could be made under the settlement agreement, directing $150 million of surplus revenue in 2003 to be used for any utility purpose.  This decision would delay PROACT recovery to the extent these funds would not be available to reduce the PROACT.

                                             Other Recent Developments

Challenge to Settlement Agreement with the California Public Utilities Commission

         A consumer advocacy group is pursuing an appeal seeking to overturn the federal district court's stipulated judgment approving the settlement agreement between SCE and the CPUC, including the PROACT and SCE's recovery procedures related to it.  In considering this appeal of the federal district court's action, the United
States Court of Appeals for the Ninth Circuit has certified certain questions of law to the California Supreme
Court about whether the settlement agreement violated California law.  On November 20, 2002, the California
Supreme Court issued an order indicating that it would hear the case, and ordered that all briefing be submitted by March 2003. The court further stated that the case would be scheduled for expedited oral argument, following completion of the briefing.

CDWR Revenue Requirement Allocation Proceeding

         In January 2001, the CDWR began making emergency power purchases for customers of SCE and two other investor-owned California utility companies: Pacific Gas and Electric Company ("PG&E") and San Diego Gas &
Electric Company ("SDG&E").  Under this arrangement, SCE would remit directly to the CDWR and would not recognize as revenue amounts which SCE billed to and collected from its customers for electric power purchased and sold to those customers by the CDWR.  The CPUC had the responsibility to allocate the CDWR's power procurement revenue requirement among the customers of SCE, PG&E, and SDG&E.  In February 2002, the CPUC allocated to SCE's customers
$3.5 billion (about 38%) of the CDWR's power procurement revenue requirement for 2001 and 2002, or about
$1.7 billion per year, subject to later true-up to reflect the CDWR's actual recorded costs during the 2001-2002 period.  In addition, in an October 2002 decision, the CPUC established a separate "bond charge" for each utility's customers for the purpose of repaying debt costs resulting from CDWR's financing of a portion of its
2001 power purchases.  The "bond charge" applies to all electricity consumed on or after November 15, 2002, and will be set annually based on annual expected debt-related costs and projected electricity consumption.  For
2003, the CPUC allocated to SCE's customers $331 million (about 44%) of CDWR's bond charge revenue requirement.
The bond charge is set at a rate of 0.513 cents per kilowatt-hour for SCE's customers.

         On December 17, 2002, the CPUC adopted an allocation of CDWR's forecast power procurement revenue requirement for 2003, based on the quantity of electricity expected to be supplied under the CDWR contracts to customers of each of the three utility companies by the CDWR.  SCE's allocated share is $1.9 billion of the
CDWR's total 2003 power procurement revenue requirement of $4.5 billion.  This is an interim allocation and will be superseded by a later allocation after the CDWR submits a supplemental determination of its 2003 revenue requirement.  The CPUC stated that the later allocation could result in a reduction in the CDWR's revenue requirement, with a corresponding decrease in the CDWR's rate charged to customers.  The CPUC's December 17 decision did not address issues relating to the true-up of the CDWR's 2001-2002 revenue requirement, stating that those issues will be addressed after actual data for 2002 becomes available, expected to be in April 2003.

         The allocation made by the CPUC's December 17 decision is substantially consistent with SCE's expectations.  Although payments to CDWR will increase for 2003 compared to 2002, the CPUC has authorized SCE to retain in rates a previously authorized surcharge to offset the increase in its allocation.  The net effect of these decisions has not materially affected SCE's expectations for recovering the remaining balance in the PROACT.

Power Procurement Proceeding

         Under California law and orders of the CPUC, SCE resumed power procurement for its customers on
January 1, 2003.  The CPUC recently has issued several significant procurement-related decisions and approvals, including the following:

o    On October 24, 2002, the CPUC issued a decision ordering SCE, PG&E, and SDG&E to resume procurement and adopting a regulatory framework for their procurement activities.  On November 25, 2002, SCE filed an application with the CPUC for rehearing of the October 24 decision seeking the correction of legal errors in the decision.  The CPUC has not yet ruled on SCE's application for rehearing, but has indicated that it will address SCE's application and others in future decisions.

o    On December 19, 2002, the CPUC issued a decision approving modified short-term procurement plans for
     SCE, PG&E and SDG&E, modifying and clarifying the cost-recovery mechanisms and standards of behavior adopted in the October 24 decision, and providing further guidance on the long-term planning process to be undertaken in the next phase of the power procurement proceeding.  The CPUC found that the utilities were capable of resuming full procurement on January 1, 2003, and ordered that they take all necessary steps to do so.

o    In anticipation of resuming power procurement for its customers, SCE negotiated capacity contracts with several suppliers and submitted an advice letter to the CPUC on November 5, 2002, requesting review and approval of these transactions.  On December 5, 2002, the CPUC approved the contracts, subject to various conditions.  SCE then entered into further negotiations with these potential suppliers, evaluated the suppliers' updated prices and quantities, and conferred with the CPUC's
     Procurement Review Group as to any changes.  As a result of that process, SCE has entered into several capacity contracts with terms of up to five years.

         In accordance with its procurement plan, SCE also has entered into standard agreements with suppliers to enable SCE to purchase power to fill a portion of its residual net-short (the amount of energy needed to serve
SCE's customers from sources other than its own generating plants, power purchase contracts and CDWR's power purchase contracts) and to sell surplus power arising from its allocation of certain CDWR contracts, and to purchase and sell natural gas to comply with its obligations under its capacity contracts.  SCE began transacting under these agreements to meet its power requirements for January 2003 at the end of 2002.

         On January 1, 2003, SCE resumed responsibility for procuring electricity for its customers.  To date,
SCE has been able both to buy and sell required quantities of electricity and natural gas, notwithstanding anticipated counterparty concerns associated with its non-investment grade credit rating and creditworthiness.

CDWR Contracts

         On December 19, 2002, the CPUC adopted an operating order under which SCE, PG&E, and SDG&E will perform the operational, dispatch, and administrative functions for the CDWR's long-term power purchase contracts, beginning January 1, 2003.  The operating order sets forth the terms and conditions under which the three utility companies will administer the CDWR contracts and requires the utility companies to dispatch all the generating assets within their portfolios on a least-cost basis for the benefit of their ratepayers.  PG&E and SDG&E have filed an emergency motion whereby they sought to substitute their negotiated operating agreements with CDWR for the CPUC's operating order.  The CPUC has not yet ruled on their motion and it is not clear what impact, if any, a CPUC ruling on their motion will have on SCE.

         The CPUC also approved amendments to the servicing agreements between the utilities and the CDWR relating to transmission, distribution, billing, and collection services for the CDWR's purchased power.  The servicing order issued by the CPUC identifies the formulas and mechanisms to be used by SCE to remit to CDWR the revenue collected from SCE's customers for their use of energy from CDWR contracts that have been allocated to
SCE.

CPUC Appointments

         On December 31, 2002, California Governor Gray Davis reappointed Michael R. Peevey to the CPUC and designated him as President.  On the same day, Governor Davis appointed Susan P. Kennedy to serve as a CPUC
Commissioner.

                                                Debt Exchange Offer

         On January 13, 2003, SCE announced an offer to exchange up to $1 billion in principal amount of a new series of SCE's first and refunding mortgage bonds for an equal principal amount of SCE's 8.95% Variable Rate
Notes due 2003.  A copy of the notice of the exchange offer is attached as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         99.1     Press release about procurement cost recovery and customer rate reduction plan.

         99.2     Notice of exchange offer.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                SOUTHERN CALIFORNIA EDISON COMPANY
                                                                             (Registrant)

                                                                    /S/ KENNETH S. STEEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

January 17, 2003